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                      BROWN, CUMMINS AND BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                        3500 CAREW TOWER, 441 VINE STREET
                              CINCINNATI OHIO 45202
                             TELEPHONE 513-381-2121
                             TELECOPIER 513-381-2125

                                  April 29, 1997                      OF COUNSEL
JW BROWN                                                                 GILBERT
BETTMAN
JAMES R CUMMINS
ROBERT S BROWN
DONALD S MENDELSOHN
LYNNE SKILKEN
AMY G APPELLATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JOANN STRASSER


Johnson Mutual Funds Trust
5556 Cheviot Road
Cincinnati, Ohio  45247

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 7 to the Registration Statement of Johnson Mutual Funds Trust.

We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes, and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

Based upon the foregoing, we are of the opinion that the shares of each series of the Trust, which are registered pursuant to the Amendment, if issued in accordance with the Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid, and non-assessable.

Post-Effective Amendment No. 7 does not contain any disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 7 referred to above.

                                    Very truly yours,

                                    /s/ Brown, Cummins, & Brown Co., LPA
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                                    Brown, Cummins, & Brown Co., LPA